SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2005

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

In accordance with SEC Release No. 33-8126, the following information is furnished under Item 2.02, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 19, 2005, Avaya Inc. (the “Company”) issued a press release reporting financial results for the fiscal quarter ended March 31, 2005 and held a public webcast in connection with the issuance of the press release. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

The press release and webcast presentation includes a discussion of certain historical financial measures of the Company excluding the effect of the Company’s Tenovis acquisition and excluding certain other items that the Company believes may affect the comparability of its historical results of operations. These financial measures are non-GAAP financial measures.

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Pursuant to the requirements of Regulation G, the Company has included a comparison of such non-GAAP financial measure to the most directly comparable GAAP financial measure in the Company’s webcast presentation.

Management believes that the presentation of these financial measures excluding the effects of the acquisition helps investors compare the Company’s financial results for the current quarter to its financial results for prior quarters.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

Item 9.01.  Financial Statements and Exhibits.

(c)                                                                  Exhibits.

99.1                  Press Release issued by Avaya Inc. dated April 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: April 19, 2005	By:
		Name:	Garry K. McGuire
		Title:	Chief Financial Officer and Senior Vice President, Corporate Development

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Avaya Inc. dated April 19, 2005.